EXHIBIT 1

                        DIRECTORS AND EXECUTIVE OFFICERS
                            OF SBC COMMUNICATIONS INC.
                               AS OF JUNE 15, 2004

Name                    Present Principal Occupation or Employment

Directors
Edward E. Whitacre, Jr. Chairman of the Board and Chief Executive Officer
Gilbert F. Amelio       Senior Partner, Sienna Ventures
Clarence C. Barksdale   Vice Chairman, Board of Trustees, Washington University
James E. Barnes         Chairman of the Board, President and Chief Executive
                        Officer, MAPCO Inc., Retired
August A. Busch, III    Chairman of the Board, Anheuser-Busch Companies, Inc.
William P. Clark        Counsel to Clark, Cali and Negranti, LLP
Martin K. Eby, Jr.      Chairman of the Board, The Eby Corporation
James A. Henderson      Chairman of the Board and Chief Executive Officer,
                        Cummins Inc.,  Retired
Charles F. Knight       Chairman of the Board, Emerson Electric Co.
John B. McCoy           Chairman and Chief Executive Officer, Bank One
                        Corporation, Retired
Lynn M. Martin          Chair, Council for the Advancement of Women, and
                        Advisor, Deloitte & Touch LLP
Mary S. Metz            President, S.H. Cowell Foundation
Toni Rembe              Partner, Pillsbury Winthrop LLP
S. Donley Ritchey       Managing Partner, Alpine Partners
Joyce M. Roche'         President and Chief Executive Officer, Girls
                        Incorporated
Carlos Slim Helu'       Chairman of the Board, Carso Global Telecom, S.A. de
                        C.V.
Laura D'Andrea Tyson    Dean, London Business School
Patricia P. Upton       President and Chief Executive Officer, Aromatique, Inc.

Executive Officers
Edward E. Whitacre, Jr. Chief Executive Officer
John H. Atterbury       Group President - Operations
James W. Callaway       Group President
James D. Ellis          Senior Executive Vice President and General Counsel
Karen E. Jennings       Senior Executive Vice President - Human Resources and
                        Communications
James S. Kahan          Senior Executive Vice President - Corporate Development
Richard Lindner         Senior Executive Vice President and Chief Financial
                        Officer
Forest E. Miller        Group President - External Affairs and Planning
John T. Stankey         Senior Executive Vice President and Chief Information
                        Officer
Randall L. Stephenson   Chief Operating Officer
Rayford Wilkins, Jr.    Group President - SBC Marketing and Sales

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                                                           Page 10 of 11 Pages

                                                                     EXHIBIT 2

                        DIRECTORS AND EXECUTIVE OFFICERS
                           OF SBC INTERNATIONAL, INC.
                               AS OF JUNE 15, 2004

Name                 Present Principal Occupation or Employment

Directors

James W. Callaway    Chairman of the Board and President (Group President, SBC)
Karen E. Jennings    Senior Executive Vice President - Human Resources and
                     Communications, SBC
James S. Kahan       Senior Executive Vice President - Corporate Development,
                     SBC
Wayne Watts          Senior Vice President and Assistant General Counsel -
                     Natl/Local, SBC

Executive Officers

Kenneth Corcoran     Vice President - Wireless Network Operations
John B. Gibson       Vice President (General Counsel - SBCI South Africa,
                     SBC International)
James S. Kahan       Executive Vice President - Development (Senior Executive
                     Vice President - Corporate Development, SBC)
Lloyd E. Kelley      President - SBCI Europe (Vice President - OSS Strategy and
                     Delivery, SBC Operations, Inc.)
Jonathan P. Klug     Treasurer  (Vice President and Treasurer, SBC)
Richard McCormick    Vice President - Operations  (Executive Director -
                     International Business Operations, SBC)
Shawn McKenzie       President - SBCI South Africa
Rick L. Moore        Vice President - Development (Managing Director -
                     Corporate  Development, SBC)
Ken Raley            Vice President - SBCI Denmark
Richard P. Resnick   President - SBCI Mexico
Larry Ruzicka        Vice President - Taxes (Managing Director - Tax, SBC)
John J. Stephens     Vice President - Finance  (Vice President and Controller,
                     SBC)
Wayne Watts          Senior Vice President and Secretary (Senior Vice President
                     and Assistant General Counsel - Natl/Local, SBC)




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                                                           Page 11 of 11 Pages

                                                                     EXHIBIT 3

                         DIRECTORS OF SBC HEDGING MANAGEMENT, LLC
                                AS OF JUNE 15, 2004

Name                  Present Principal Occupation or Employment

Directors

Jonathan P. Klug      Vice President and Treasurer, SBC

Lori Lee              Assistant Treasurer, SBC

Harold E. Rainbolt    Assistant General Counsel, SBC